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                                  EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patsy R. Turnipseed their attorney-in-fact, for them in any and all capacities, to sign the Annual Report on Form 10-K of Momentum Corporation for the year ended December 31, 1993, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

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
     Signature                                 Title       Date
     -----------------------------------------------------------------------
     BY (SIGNATURE) Richard E. Engebrecht     Director     February 22, 1994

     BY (SIGNATURE) John C. Dimmer            Director     February 22, 1994

     BY (SIGNATURE) John H. Goddard, Jr.      Director     February 22, 1994

     BY (SIGNATURE) Jerrold B. Harris         Director     February 22, 1994

     BY (SIGNATURE) Gary MacLeod              Director     February 22, 1994

     BY (SIGNATURE) Andrew V. Smith           Director     February 22, 1994

     BY (SIGNATURE) William K. Street         Director     February 22, 1994

     BY (SIGNATURE) James H. Wiborg           Director     February 22, 1994
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